Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: James E. Braun, EVP & Chief Financial Officer MRC Global Inc. Jim.Braun@mrcpvf.com 832-308-2845 Ken Dennard, Managing Partner DRG&L ksdennard@drg-l.com 713-529-6600

MRC GLOBAL INC. TO ACQUIRE PRODUCTION SPECIALTY SERVICES

Houston, TX – November 30, 2012 – MRC Global Inc. (NYSE:MRC) announced today that the company’s U.S. operating subsidiary, McJunkin Red Man Corporation, has signed an agreement to acquire the operating assets of Production Specialty Services, Inc. Headquartered in Midland, Texas and established in 1990, Production Specialty Services supplies pipe, valves and fittings as well as other MRO products to the oil and gas industry. Production Specialty Services operates 17 service locations, including one distribution center, in the Permian Basin and Eagle Ford shale regions of Texas and New Mexico.

The Permian Basin is the most active oil drilling and production region in the United States. Currently more than 425 rigs are operating within the region. With the acquisition of Production Specialty Services’ 17 locations, MRC will have a service location network of 23 branches and one major distribution center supporting the Permian Basin energy infrastructure activity.

“This acquisition is part of MRC’s continued commitment to support our customers’ growth in a major oil producing region of the U.S.,” Andrew R. Lane, MRC Chairman, President and CEO, said. “We are pleased to have Ronnie Crossland joining our regional management team and would like to welcome all of the Production Specialty Services employees to MRC.”

“The MRC culture of customer service and integrity was a key factor in our decision to join with MRC,” Ronnie Crossland, Production Specialty Services President, said. “We know this is the right fit for the future of our company and look forward to continuing to serve our customers with an expanded depth of products and services throughout the Permian and Eagle Ford as part of MRC.”

Production Specialty Services has projected 2012 revenue of $127 million. The acquisition is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

More About MRC Global Inc.

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC can be found at www.mrcglobal.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “projected” and similar expressions are intended to identify forward-looking statements. The company’s expectations of the projected revenue for Production Specialty Services Inc. are only the company’s expectations regarding this projection. Whether Production Specialty Services is actually successful in achieving this projected revenue is dependent on a number of factors, including (among others) changes in oil and natural gas industry expenditure levels, which may result from changes in oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; Production Specialty Services’ ability to compete successfully with other companies in industry; risks that customers may not desire to continue to business with Production Specialty Services given the announcement of MRC’s agreement to acquire Production Specialty Services; the risk that manufacturers of the products Production Specialty Services distributes will sell a substantial amount of goods directly to end users in the industries it serves; unexpected supply shortages; cost increases by the its suppliers; Production Specialty Services lack of long-term contracts with most of its suppliers; increases in customer, manufacturer and distributor inventory levels; suppliers’ price reductions of products that Production Specialty Services sells, which could cause the value of its inventory to decline; decreases in steel prices, which could significantly lower its profit; increases in steel prices, which it may be unable to pass along to its customers, which could significantly lower its profit; Production Specialty Services’ lack of long-term contracts with many of its customers and its lack of contracts with customers that require minimum purchase volumes; changes in its customer and product mix; risks related to its customers’ credit; the potential adverse effects associated with integrating Production Specialty Services into the company’s business and whether the acquisition will yield their intended benefits; changes in the Production Specialty Services’ credit profile; a decline in demand for certain of the products that Production Specialty Services distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations; the sufficiency of its insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the Production Specialty Services; the potential loss of key personnel; interruption in the proper functioning of the Production Specialty Services’ information systems; loss of third-party transportation providers; and risks related to adverse weather events or natural disasters.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

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